Exhibit 99.1

STERIS Announces Financial Results for Fiscal 2024 Third Quarter

•	Third quarter revenue increases 15% as reported; 10% constant currency organic
•	As reported diluted earnings per share increased to $1.42; adjusted earnings per share increased to $2.22
•	Fiscal 2024 outlook updated

DUBLIN, IRELAND - (February 7, 2024) - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) today announced financial results for its fiscal 2024 third quarter ended December 31, 2023. Revenue as reported for the quarter increased 15% to $1.40 billion compared with $1.22 billion in the third quarter of fiscal 2023. Constant currency organic revenue (see Non-GAAP Financial Measures) increased 10% for the third quarter of fiscal 2024 as compared to the third quarter of fiscal 2023.

“The continued momentum in our Healthcare segment reflects solid procedure volume growth in the United States and the easing of supply chain constraints which allowed us to continue to reduce backlog levels. In addition, revenue within our Life Sciences segment improved during the quarter,” said Dan Carestio, President and Chief Executive Officer of STERIS. “Our revenue outlook for fiscal 2024 has increased as we continue to experience outperformance within the Healthcare segment, offsetting macro challenges impacting demand in our other segments.”

Third Quarter Operating and Segment Results
As reported, net income for the third quarter was $140.7 million or $1.42 per diluted share, compared with net income of $123.8 million or $1.24 per diluted share in the third quarter of fiscal 2023. Adjusted net income (see Non-GAAP Financial Measures) for the third quarter of fiscal 2024 was $220.9 million or $2.22 per diluted share, compared with the previous year’s third quarter of $202.3 million or $2.02 per diluted share.

Healthcare revenue as reported grew 19% in the quarter to $916.2 million compared with $769.1 million in the third quarter of fiscal 2023. This performance reflected 27% growth in consumable revenue, 17% improvement in capital equipment revenue and 13% growth in service revenue. Constant currency organic revenue increased 12% for the quarter compared with the prior year quarter. Healthcare operating income was $223.9 million compared with $175.4 million in last year’s third quarter. This improvement was primarily attributable to the increase in volume along with favorable pricing and the addition of the surgical instrumentation assets purchased from BD.

Fiscal 2024 third quarter revenue for Applied Sterilization Technologies (AST) increased 6% as reported to $234.9 million compared with $222.0 million in the same period last year. This performance reflected 5% growth in service revenue and 42% growth in capital equipment revenue. Underlying service revenue growth continues to be impacted by Medtech Customer inventory management and the continued reduction in demand from bioprocessing Customers. Constant currency organic revenue in the quarter increased 4%. Segment operating income was $105.2 million in the third quarter of fiscal 2024, compared with operating income of $103.5 million in the same period last year.

Life Sciences third quarter revenue as reported increased 21% to $146.6 million compared with $121.3 million in the third quarter of fiscal 2023. This performance reflected 57% growth in capital equipment revenue, 12% growth in service revenue and 8% improvement in consumable revenue. Constant currency organic revenue increased 20% in the quarter compared with the prior year quarter. Reflecting the improvement in volume and price, operating income increased to $56.7 million in the third quarter of fiscal 2024 compared with $45.2 million in the prior year’s third quarter.

Dental third quarter revenue as reported declined 5% to $97.9 million compared with $103.6 million in the third quarter of fiscal 2023. Constant currency organic revenue declined 6% in the quarter compared with the prior year quarter. Reflecting lower volume, operating income was $18.3 million in the third quarter of fiscal 2024 compared with $20.3 million in the prior year’s third quarter.

Cash Flow
Net cash provided by operations for the first nine months of fiscal 2024 was $718.5 million, compared with $541.1 million in the same period during fiscal 2023. Free cash flow (see Non-GAAP Financial Measures) for the first nine months of fiscal 2024 was $457.0 million compared with $262.8 million in the prior year period. The increase in free cash flow during the period was driven by higher earnings and declines in cash used for tax and compensation related payments as well as lower capital expenditures.

Fiscal 2024 Outlook
For fiscal 2024, the Company now expects as reported revenue to increase 10-11%, an increase from previous expectations of 9-10%. Expectations for constant currency organic revenue growth are also increased to 7-8% from prior expectations of 6-7%. The primary driver of the increase in revenue growth is the outperformance of the Healthcare segment. Adjusted earnings per diluted share are anticipated to be in the range of $8.60 to $8.70, compared with prior expectations of $8.60 to $8.80, due primarily to a shift in operating income mix from AST to Healthcare.

Conference Call
As previously announced, STERIS management will host a conference call tomorrow, February 8, 2024 at 9:00 a.m. ET. The conference call can be heard at www.steris-ir.com or via phone by dialing 1-833-535-2199 in the United States or 1-412-902-6776 internationally, then asking to join the conference call for STERIS plc.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. ET tomorrow either at www.steris-ir.com or via phone. To access the replay of the call, please use the access code 3431322 and dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally.

About STERIS
STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare, life sciences and dental products and services. For more information, visit www.steris.com.

Company Contact:
Julie Winter, Vice President, Investor Relations and Corporate Communications
Julie_Winter@steris.com

Non-GAAP Financial Measures
Adjusted net income, adjusted income from operations, free cash flow and constant currency organic revenue are non-GAAP measures that may be used from time to time and should not be considered replacements for U.S. GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our U.S. GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted net income and adjusted income from operations exclude the amortization of intangible assets acquired in business combinations, acquisition and divestiture related transaction costs, integration costs related to acquisitions, tax restructuring costs, and certain other unusual or non-recurring items. STERIS believes this measure is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, plus proceeds from the sale of property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

To measure the percentage organic revenue growth, the Company removes the impact of significant acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales, gross profit, operating income, net earnings and net earnings per diluted share, the most directly comparable U.S. GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with U.S. GAAP results and the reconciliations to corresponding U.S. GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described in STERIS’s other securities filings, including Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2023. Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the impact of the COVID-19 pandemic or similar public health crises on STERIS’s operations, supply chain, material and labor costs, performance, results, prospects, or value, (b) STERIS's ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland (“Redomiciliation”), (c) operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected, (d) STERIS’s ability to successfully integrate the businesses of Cantel Medical into our existing businesses, including unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of Cantel Medical, (e) uncertainties related to tax treatments under the TCJA and the IRA, (f) the possibility that Pillar Two Model Rules could increase tax uncertainty and adversely impact STERIS's provision for income taxes and effective tax rate and subject STERIS to additional income tax in jurisdictions who adopt Pillar Two Model Rules, (g) STERIS's ability to continue to qualify for benefits under certain income tax treaties in light of ratification of more strict income tax treaty rules (through the MLI) in many jurisdictions where STERIS has operations, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, including as a result of inflation, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, or regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, the outcome of any pending or threatened litigation brought by private parties, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services, result in costs to STERIS that may not be covered by insurance, or otherwise affect STERIS’s performance, results, prospects or value, (l) the potential of international unrest, including the Russia-Ukraine or Israel-Hamas military conflicts, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (n) the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products, due to supply chain issues or otherwise, or in the provision of services, (o) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, impairments, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in STERIS's various securities filings, may adversely impact STERIS’s performance, results, prospects or value, (p) the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and the Company’s ability to respond to such impacts, (q) the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation (including CAMT and excise tax on stock buybacks), regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto, (r) the possibility that anticipated financial results or benefits of recent acquisitions, including the acquisition of Cantel Medical and Key Surgical and the acquisition of certain BD assets, or of STERIS’s restructuring efforts, or of recent divestitures, including anticipated revenue, productivity improvement, cost savings, growth synergies and other anticipated benefits, will not be realized or will be other than anticipated, (s) the increased level of STERIS’s indebtedness incurred in connection with the acquisition of Cantel Medical limiting financial flexibility or increasing future borrowing costs, (t) rating agency actions or other occurrences that could affect STERIS’s existing debt or future ability to borrow funds at rates favorable to STERIS or at all, (u) the effects of changes in credit availability and pricing, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed, and (v) STERIS’s ability to complete any announced transactions, including the fulfillment of related closing conditions.

STERIS plc
Consolidated Condensed Statements of Operations
(In thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,

	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,395,645	$1,215,994	$4,022,547	$3,573,002
Cost of revenues	793,052	694,497	2,252,964	2,001,372
Gross profit	602,593	521,497	1,769,583	1,571,630
Operating expenses:
Selling, general, and administrative	360,518	305,141	1,100,227	962,962
Goodwill impairment loss	—	—	—	490,565
Research and development	25,913	25,514	78,459	75,193
Restructuring expenses	6	39	2	127
Total operating expenses	386,437	330,694	1,178,688	1,528,847
Income from operations	216,156	190,803	590,895	42,783
Non-operating expenses, net	36,867	30,465	103,538	80,556
Income tax expense	38,344	37,013	106,276	43,378
Net income (loss)	$140,945	$123,325	$381,081	$(81,151)
Less: Net income (loss) attributable to noncontrolling interests	202	(503)	1,465	(956)
Net income (loss) attributable to shareholders	$140,743	$123,828	$379,616	$(80,195)
Earnings per ordinary share (EPS) data:
Basic	$1.42	$1.24	$3.84	$(0.80)
Diluted	$1.42	$1.24	$3.82	$(0.80)
Cash dividends declared per share ordinary outstanding	$0.52	$0.47	$1.51	$1.37
Weighted average number of shares outstanding used in EPS computation:
Basic number of shares outstanding	98,802	99,716	98,765	99,922
Diluted number of shares outstanding	99,354	100,166	99,333	99,922

STERIS plc
Consolidated Condensed Balance Sheets
(in thousands)
	December 31,	March 31,
	2023	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,585	$208,357
Accounts receivable, net	964,022	928,315
Inventories, net	855,617	695,493
Prepaid expenses and other current assets	203,729	179,277
Total current assets	2,218,953	2,011,442

Property, plant, and equipment, net	1,844,484	1,705,512
Lease right-of-use assets, net	195,413	191,741
Goodwill	4,111,683	3,879,219
Intangibles, net	2,987,287	2,955,780
Other assets	77,335	78,145
Total assets	$11,435,155	$10,821,839
Liabilities and equity
Current liabilities:
Accounts payable	$276,730	$279,620
Other current liabilities	636,964	582,224
Total current liabilities	913,694	861,844
Long-term indebtedness	3,231,075	3,018,655
Other liabilities	862,287	854,168
Total equity	6,428,099	6,087,172
Total liabilities and equity	$11,435,155	$10,821,839

STERIS plc
Segment Data

Financial information for each of the segments is presented in the following table. We disclose a measure of segment income that is consistent with the way management operates and views the business. The accounting policies for reportable segments are the same as those for the consolidated Company. Segment income is calculated as the segment’s gross profit less direct costs and indirect costs if the resources are dedicated to a single segment. Corporate costs include corporate and administrative functions, public company costs, legacy post-retirement benefits, and certain services and facilities related to distribution and research and development that are shared by multiple segments.

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Healthcare	$916,227	$769,144	$2,605,157	$2,200,483
AST	234,931	222,014	703,083	675,283
Life Sciences	146,566	121,273	411,074	379,248
Dental	97,921	103,563	303,233	317,988
Total revenues	$1,395,645	$1,215,994	$4,022,547	$3,573,002
Operating income (loss):
Healthcare	$223,898	$175,399	$626,134	$497,233
AST	105,156	103,539	325,529	323,238
Life Sciences	56,738	45,249	156,863	149,173
Dental	18,292	20,337	64,847	67,992
Corporate	(81,359)	(53,873)	(261,265)	(196,872)
Total operating income	$322,725	$290,651	$912,108	$840,764
Less: Adjustments
Amortization of acquired intangible assets	$93,850	$93,941	$286,786	$281,727
Acquisition and integration related charges	5,722	4,817	24,444	18,493
Tax restructuring costs	643	282	652	533
Gain on fair value adjustment of acquisition related contingent consideration	—	—	—	(3,100)
Net (gain) loss on divestiture of businesses	—	(838)	—	3,939
Amortization of inventory and property "step up" to fair value	6,348	1,608	9,329	5,697
Restructuring charges	6	38	2	127
Goodwill impairment loss	—	—	—	490,565
Total income from operations	$216,156	$190,803	$590,895	$42,783

STERIS plc
Consolidated Condensed Statements of Cash Flows
(in thousands)
	Nine Months Ended December 31,
	2023	2022
Operating activities:	(Unaudited)	(Unaudited)

Net income	$381,081	$(81,151)
Non-cash items	486,175	879,820
Changes in operating assets and liabilities	(148,789)	(257,521)
Net cash provided by operating activities	718,467	541,148
Investing activities:
Purchases of property, plant, equipment, and intangibles, net	(268,829)	(290,520)
Proceeds from the sale of property, plant, and equipment	7,375	12,164
Proceeds from the sale of businesses	9,458	6,624
Acquisition of businesses, net of cash acquired	(539,758)	(34,020)
Net cash used in investing activities	(791,754)	(305,752)
Financing activities:
Payments on private placement senior notes	—	(91,000)
Payments on term loans	(45,000)	(141,875)
Proceeds under credit facilities, net	265,501	216,561
Payments on acquisition related deferred and contingent consideration	(6,153)	(310)
Repurchases of ordinary shares	(11,440)	(153,952)
Cash dividends paid to ordinary shareholders	(149,173)	(136,898)
Distributions to noncontrolling interest	(1,561)	(794)
Contributions from noncontrolling interest	2,883	—
Stock option and other equity transactions, net	3,526	1,497
Net cash provided by (used in) financing activities	58,583	(306,771)
Effect of exchange rate changes on cash and cash equivalents	1,932	(17,574)
Decrease in cash and cash equivalents	(12,772)	(88,949)
Cash and cash equivalents at beginning of period	208,357	348,320
Cash and cash equivalents at end of period	$195,585	$259,371

The following table presents a financial measure which is considered to be "non-GAAP financial measures" under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to pay cash dividends, fund growth outside of core operations, fund future debt principal repayments, and repurchase shares. STERIS's calculation of free cash flows may vary from other companies.

	Nine Months Ended December 31,
	2023	2022
	(Unaudited)	(Unaudited)

Calculation of Free Cash Flow:
Cash flows from operating activities	$718,467	$541,148
Purchases of property, plant, equipment, and intangibles, net	(268,829)	(290,520)
Proceeds from the sale of property, plant, equipment, and intangibles	7,375	12,164
Free Cash Flow	$457,013	$262,792

STERIS plc
Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

Management and the Board of Directors believe that the presentation of these non-GAAP financial measures, when considered along with our U.S. GAAP financial measures and the reconciliation to the corresponding U.S. GAAP financial measures, provides the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

To measure the percentage organic revenue growth, the Company removes the impact of acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

	Three Months Ended December 31, (unaudited)
	As reported, U.S. GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	U.S. GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2023	2022	2023	2022	2023	2023	2023	2023
Segment revenues:
Healthcare	$916,227	$769,144	$45,342	$—	$6,255	19.1%	13.2%	12.4%
AST	234,931	222,014	—	—	3,977	5.8%	5.8%	4.0%
Life Sciences	146,566	121,273	—	—	1,414	20.9%	20.9%	19.7%
Dental	97,921	103,563	—	—	750	(5.4)%	(5.4)%	(6.2)%
Total	$1,395,645	$1,215,994	$45,342	$—	$12,396	14.8%	11.0%	10.0%

	Nine Months Ended December 31, (unaudited)
	As reported, U.S. GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	U.S. GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2023	2022	2023	2022	2023	2023	2023	2023
Segment revenues:
Healthcare	$2,605,157	$2,200,483	$74,290	$—	$10,835	18.4%	15.0%	14.5%
AST	703,083	675,283	—	—	9,802	4.1%	4.1%	2.7%
Life Sciences	411,074	379,248	—	—	2,955	8.4%	8.4%	7.6%
Dental	303,233	317,988	—	—	1,727	(4.6)%	(4.6)%	(5.2)%
Total	$4,022,547	$3,573,002	$74,290	$—	$25,319	12.6%	10.5%	9.8%

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	Three Months Ended December 31, (unaudited)
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2023	2022	2023	2022	2023	2022	2023	2022
U.S. GAAP	$602,593	$521,497	$216,156	$190,803	$140,743	$123,828	$1.42	$1.24
Adjustments:
Amortization of acquired intangible assets	507	422	93,850	93,941
Acquisition and integration related charges	651	1,016	5,722	4,817
Tax restructuring costs	—	—	643	282
Net loss (gain) on divestiture of businesses	—	599	—	(838)
Amortization of inventory and property "step up" to fair value	5,275	612	6,348	1,608
Restructuring charges	—	—	6	38
Net impact of adjustments after tax(1)					80,186	78,461
Net EPS impact							0.80	0.78
Adjusted	$609,026	$524,146	$322,725	$290,651	$220,929	$202,289	$2.22	$2.02

(1) The tax expense includes both the current and deferred income tax impact of the adjustments.

	Nine Months Ended December 31, (unaudited)
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2023	2022	2023	2022	2023	2022	2023	2022
U.S. GAAP	$1,769,583	$1,571,630	$590,895	$42,783	$379,616	$(80,195)	$3.82	$(0.80)
Adjustments:
Amortization of acquired intangible assets	1,656	1,271	286,786	281,727
Acquisition and integration related charges	1,514	3,018	24,444	18,493
Tax restructuring costs	—	—	652	533
Gain on fair value adjustment of acquisition related contingent consideration	—	—	—	(3,100)
Net loss on divestiture of businesses	—	2,882	—	3,939
Amortization of inventory and property "step up" to fair value	6,425	4,417	9,329	5,697
Restructuring charges	—	—	2	127
Goodwill impairment loss	—	—	—	490,565
Net impact of adjustments after tax(1)					241,702	673,172
Net EPS impact							2.43	6.70
Adjusted	$1,779,178	$1,583,218	$912,108	$840,764	$621,318	$592,977	$6.25	$5.90
For the nine months ended December 31, 2022:
Weighted average diluted shares as reported								99,922
Effect of dilutive share equivalents that were anti-dilutive to diluted EPS as reported								550
Weighted average diluted shares as adjusted								100,472

(1) The tax expense includes both the current and deferred income tax impact of the adjustments.

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

FY 2024 Outlook	Twelve Months
Ended March 31, 2024
(Outlook)**

Net income per diluted share	$5.35 - $5.45
Amortization of fair value adjustments for acquired property, plant, and equipment and intangible assets	3.05
Acquisition and integration related charges	0.20
Adjusted net income per diluted share	$8.60 - $8.70

Cash flows from operating activities	$995,000
Purchases of property, plant, equipment, and intangibles, net	(310,000)
Free Cash Flow	$685,000

** All amounts are estimates.

STERIS plc
Unaudited Supplemental Financial Data
Third Quarter Fiscal 2024
For the Periods Ending December 31, 2023 and 2022
	FY 2024	FY 2023	FY 2024	FY 2023
Total Company Revenues	Q3	Q3	YTD	YTD
Consumables	$487,841	$419,555	$1,401,974	$1,249,791
Service	590,889	536,952	1,741,597	1,590,490
Total Recurring	$1,078,730	$956,507	$3,143,571	$2,840,281
Capital Equipment	316,915	259,487	878,976	732,721
Total Revenues	$1,395,645	$1,215,994	$4,022,547	$3,573,002
Ireland Revenues	$19,651	$17,959	$60,175	$53,130
Ireland Revenues as a % of Total	1%	1%	1%	1%
United States Revenues	$1,025,458	$883,390	$2,948,878	$2,589,472
United States Revenues as a % of Total	74%	73%	74%	73%
International Revenues	$350,536	$314,645	$1,013,494	$930,400
International Revenues as a % of Total	25%	26%	25%	26%

Segment Data	FY 2024	FY 2023	FY 2024	FY 2023
	Q3	Q3	YTD	YTD
Healthcare
Revenues
Consumables	$329,435	$259,810	$915,741	$757,892
Service	319,954	282,108	929,574	$823,747
Total Recurring	$649,389	$541,918	$1,845,315	$1,581,639
Capital Equipment	266,838	227,226	759,842	618,844
Total Healthcare Revenues	$916,227	$769,144	$2,605,157	$2,200,483
Segment Operating Income	$223,898	$175,399	$626,134	$497,233
AST
Revenues
Service	$229,690	$218,335	$695,214	$660,500
Capital Equipment	5,241	3,679	7,869	14,783
Total AST Revenues	$234,931	$222,014	$703,083	$675,283
Segment Operating Income	$105,156	$103,539	$325,529	$323,238
Life Sciences
Revenues
Consumables	$60,072	$55,610	$181,179	$172,587
Service	41,658	37,082	118,630	$107,566
Total Recurring	$101,730	$92,692	$299,809	$280,153
Capital Equipment	44,836	28,581	111,265	99,095
Total Life Sciences Revenues	$146,566	$121,273	$411,074	379,248
Segment Operating Income	$56,738	$45,249	$156,863	$149,173
Total Dental Revenues	$97,921	$103,563	$303,233	$317,988
Segment Operating Income	$18,292	$20,337	$64,847	$67,992

Other Data	FY 2024	FY 2023	FY 2024	FY 2023
	Q3	Q3	YTD	YTD
Healthcare Backlog	$449,403	$540,360
Life Sciences Backlog	85,030	110,623
Total Backlog	$534,433	$650,983
U.S. GAAP Income Tax Rate	21.4%	23.1%	21.8%	(114.8)%
Adjusted Income Tax Rate	22.6%	23.5%	23.0%	22.5%

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.